UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2020

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2020, Ecoark Holdings, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada (the “Secretary of State”) a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”). The Certificate of Designation was effective upon filing with the Secretary of State and designated a new series of preferred stock of the Company as Series A-1 Preferred Stock with one share authorized for issuance.

The material terms of Series A-1 Preferred Stock include the following terms:

Voting Rights

The Series A-1 Preferred Stock shall have the right to vote and/or consent solely on a proposal to amend the Company’s Articles of Incorporation to increase the number of shares of common stock, par value $0.001 per share (the “Common Stock”), that the Company is authorized to issue (an “Authorized Share Increase Proposal”) and to ratify the issuance of certain shares issued by the Company in excess of 100,000,000 shares of Common Stock or other issuances authorized by the stockholders (any, a “Ratification Proposal” and the Authorized Share Proposal and the Ratification Proposal, collectively, the “Proposals”), voting together with the Common Stock as one class. With respect to any regular or special meeting of the stockholders to consider the Proposals, the holder of the Series A-1 Preferred Stock shall be entitled to the same notice of any regular or special meeting of the stockholders as may or shall be given to holders of Common Stock entitled to vote at such meetings. Solely with respect to such Proposals, the Series A-1 Preferred Stock shall have voting power equal to 51% of the number of votes eligible to vote on the Proposals at any special or annual meeting of the Company’s stockholders (with the power to take action by written consent in lieu of a stockholders meeting). The Series A-1 Preferred Stock shall not have the right to vote and/or consent on any matter other than the Proposals.

Automatic Cancellation

Any Series A-1 Preferred Stock issued and outstanding on the record date fixed by the Board of Directors or determined in accordance with the bylaws of the Company to vote and/or consent to the Proposals shall be automatically surrendered to the Company and cancelled for no consideration upon the earlier of (i) the effectiveness of the amendment to the Company’s Articles of Incorporation that is authorized by stockholder approval of such Authorized Share Increase Proposal or (ii) the approval of the Ratification Proposal. Upon such surrender and cancellation, all rights of the Series A-1 Preferred Stock shall cease and terminate, and the Series A-1 Preferred Stock shall be retired and shall not be reissued.

The foregoing description of the rights, preferences, privileges and restrictions of the Series A-1 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Designation of Series A-1 Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

November 18, 2020	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer

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